UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 1, 2010

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin		53051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 8, 2010, ZBB Energy Corporation (the “Company”) filed a Current Report on Form 8-K with the SEC reporting that based on a review of its financial statements for the fiscal year ended June 30, 2010 and informal discussions with the staff of the NYSE Amex (the “Exchange”), it expected to receive a deficiency letter from the Exchange.  On December 2, 2010, the Company received the expected deficiency letter from the Exchange informing it that as of June 30, 2010 and September 30, 2010 the Company’s stockholders’ equity was below the minimum $2 million required by Section 1003(a)(i) of the Exchange’s Company Guide.

Receipt of this letter does not have any immediate effect upon the listing of the Company’s common stock.  Under applicable Exchange rules, the Company has 30 days to submit a plan advising the Exchange staff of action the Company has taken, or will take, that would bring it into compliance with the continued listing standards within 18 months.

As discussed in the Company’s Form 10-K for the fiscal year ended June 30, 2010, the Company has financing vehicles in place which it believes will provide it the equity capital it requires.  Accordingly, the Company intends to submit a plan to the Exchange staff which will outline the actions and timeframe by which the Company intends to cure the listing deficiency and to regain its compliance with the Exchange’s continued listing requirements.

If the Exchange accepts the Company’s plan, the Company will be able to continue its listing during the plan period and will be subject to continued periodic review by the NYSE Amex staff. If the Plan is not accepted or is accepted but the Company does not make progress consistent with the Plan during the plan period, the Exchange could initiate delisting proceedings.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2010, Will Hogoboom was appointed the Company’s interim chief financial officer. Mr. Hogoboom has served as the Company’s financial controller on a contract basis since late 2009.  Scott Scampini, who had previously served in a dual role as interim CFO and executive vice president of operations, will continue to serve in his executive vice president role.

Mr. Hogoboom, 56, was appointed Secretary, Controller, and Director of Finance in March 2010. From 1996 to June 2001, he was CFO of Superconductivity, Inc. and the Wisconsin division of American Superconductor Corp. and from June 2001 to 2010 he was the CFO for several privately held high-technology companies including Imago Scientific Instruments Corp. and Spectrocon International LLC, both in Madison, Wisconsin. In addition Mr. Hogoboom was formally audit partner at Smith & Gesteland, LLP and audit manager at Ernst & Young from 1979 to 1996. Mr. Hogoboom holds a Bachelors Degree in Accounting from the University of Wisconsin, Madison, Wisconsin, and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: December 6, 2010	By:	/s/ Eric C. Apfelbach
	Name:	Eric C. Apfelbach
	Title:	President and CEO